UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 13, 2014

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Arthur J. Gallagher & Co. (“Gallagher”) held its Annual Meeting of Stockholders on May 13, 2014 (the “Annual Meeting”). At the Annual Meeting, four items were submitted to Gallagher’s stockholders. The items are described in more detail in Gallagher’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2014. The final voting results were as set forth below.

Item 1: Election of eight directors, each to serve for a one-year term until Gallagher’s 2015 Annual Meeting of Stockholders:

Directors	For	Against	Abstain	Broker Non-Votes
Sherry S. Barrat	108,608,596	421,660	30,700	14,986,046
William L. Bax	108,297,501	739,046	24,409	14,986,046
Frank E. English, Jr.	108,308,288	706,837	45,831	14,986,046
J. Patrick Gallagher, Jr.	105,954,613	2,527,911	578,432	14,986,046
Elbert O. Hand	108,233,594	800,512	26,850	14,986,046
David S. Johnson	103,969,920	5,006,936	84,100	14,986,046
Kay W. McCurdy	108,652,487	382,508	25,961	14,986,046
Norman L. Rosenthal, Ph.D.	108,322,706	714,732	23,518	14,986,046

	For	Against	Abstain	Broker Non-Votes
Item 2: Ratification of the Appointment of Ernst & Young LLP as Gallagher’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2014	121,519,235	2,456,119	71,648	—
Item 3: Approval of the Arthur J. Gallagher & Co. 2014 Long-Term Incentive Plan	101,254,393	7,619,232	187,331	14,986,046
Item 4: Advisory Vote on the Compensation of Gallagher’s Named Executive Officers	105,894,022	2,902,001	264,933	14,986,046

Item 7.01.    Regulation FD Disclosure.

The slides containing information presented at the Annual Meeting are furnished as Exhibit 99 to this report. This exhibit may also be accessed at Gallagher’s website (www.ajg.com) under the heading Investor Relations.

Item 9.01.    Financial Statements and Exhibits.

99	Slides presented at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: May 13, 2014	/s/ Walter D. Bay
Walter D. Bay
Vice President, General Counsel and Secretary